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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                                  July 7, 1998




Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, IL 60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,500,000,000 in aggregate amount of one or more series of (i) common shares of beneficial interest, $.01 par value per share (the "Common Shares"), (ii) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares"), (iii) warrants to purchase Common Shares (the "Common Share Warrants") or (iv) warrants to purchase Preferred Shares (the "Preferred Share Warrants" and, together with the Common Shares, Preferred Shares and Common Share Warrants, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.    An executed copy of the Registration Statement.

     2. The Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Secretary of State of the State of Maryland on July 2, 1998 and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4. Resolutions of the Executive Committee of the Board of Trustees of the Company adopted on July 2, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Trustees of the Company (each, a "Board Action") and in accordance with the Company's
Declaration of Trust and applicable Maryland law; (ii) prior to any issuance of Preferred Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation
(each, "Articles Supplementary"); and (iii) any Common Share Warrants and Preferred Share Warrants, as the case may be, will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

     (a) When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Common Share Warrants in accordance with the terms thereof, or conversion or exchange of Preferred Shares that, by their terms, are convertible into or exchangeable for Common Shares, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, the Common Shares represented by such certificates will be validly issued, fully paid and non-assessable.

     (b) When (i) the Registration Statement has become effective under the Act, (ii) a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, (iii) appropriate Articles Supplementary have been filed, and (iv) the issuance of such Preferred Shares has been appropriately authorized by applicable Board Action, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.

     (c) When (i) the Registration Statement has become effective under the Act , (ii) a Warrant Agreement conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement has been duly authorized by applicable Board Action and delivered by the Company and the Warrant Agent named therein, (iii) Common Share Warrants or Preferred Share Warrants, as the case may be, conforming to the requirements of the related Warrant Agreement have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants or Preferred Share Warrants, as the case may be, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Common Share Warrants or Preferred Share Warrants, as the case may be, are considered in a proceeding in equity or at law).

     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly
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organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     The opinions expressed in Paragraph (c) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraph (c), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Hogan & Hartson L.L.P.

                                          HOGAN & HARTSON L.L.P.